IL COLI(SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
[LOGO] EQUITABLE


                             NOTES TO ILLUSTRATIONS

THE FOLLOWING ILLUSTRATIONS OF DEATH BENEFITS, POLICY ACCOUNT VALUES, AND CASH SURRENDER VALUES ARE DESIGNED TO SHOW YOU HOW THE PERFORMANCE OF THE INVESTMENT FUNDS AVAILABLE WITH IL COLI COULD AFFECT THE CASH SURRENDER VALUE AND DEATH BENEFIT. THE ILLUSTRATION MAY ALSO HELP YOU COMPARE IL COLI TO OTHER VARIABLE LIFE INSURANCE ILLUSTRATIONS. THESE ILLUSTRATIONS USE HYPOTHETICAL INVESTMENT RETURN ASSUMPTIONS, AND ARE NOT INTENDED AS ESTIMATES OF FUTURE PERFORMANCE OF ANY INVESTMENT FUND. YOU MAY REQUEST AN ILLUSTRATION THAT ASSUMES A HYPOTHETICAL INVESTMENT RETURN RANGING FROM 6.01% TO 12.00%. THE EQUITABLE IS NOT ABLE TO PREDICT THE FUTURE PERFORMANCE OF THE INVESTMENT FUNDS.

ILLUSTRATIONS BASED ON ASSUMED CONSTANT RATES OF RETURN DO NOT SHOW THE FLUCTUATIONS IN THE DEATH BENEFIT, POLICY ACCOUNT VALUE, AND CASH SURRENDER VALUE THAT CAN OCCUR WITH AN ACTUAL POLICY. SINCE THE VALUES OF THE INVESTMENT FUNDS VARY UP AND DOWN, VARIABLE LIFE INSURANCE BENEFITS WILL ALSO VARY.

ASSUMPTIONS

THE ILLUSTRATION ASSUMES THAT THE AMOUNTS THAT YOU ALLOCATE TO THE INVESTMENT FUNDS EXPERIENCE HYPOTHETICAL GROSS RATES OF INVESTMENT RETURN EQUIVALENT TO 0.00%, 6.00%, AND A SPECIFIED RATE OF 10.00%.

PREMIUMS ARE ASSUMED TO BE PAID AT THE BEGINNING OF THE PAYMENT PERIOD. POLICY VALUES, DEATH BENEFITS, ANDAGES SHOWN ARE AS OF THE END OF THE POLICY YEAR AND REFLECT THE EFFECT OF ALL LOANS AND WITHDRAWALS. THE DEATHBENEFIT, POLICY ACCOUNT, AND CASH SURRENDER VALUE WILL DIFFER IF PREMIUMS ARE PAID IN DIFFERENT AMOUNTS, FREQUENCIES, OR NOT ON THE DUE DATE. PREMIUMS LESS THE FOLLOWING DEDUCTIONS ARE ADDED TO THE POLICY ACCOUNT: 1) A CHARGE FOR TAXES BASED ON THE ILLUSTRATED INSURED'S STATE OF RESIDENCE, AND 2) AN ADMINISTRATIVE CHARGE IS DEDUCTED FROM THE POLICYACCOUNT DURING THE FIRST POLICY YEAR RANGING FROM $25 PER MONTH TO $55 PER MONTH DEPENDING UPON THE INITIAL FACE AMOUNT AND THE INSURED PERSON'S AGE. DURING SUBSEQUENT YEARS, THE MONTHLY ADMINISTRATIVE CHARGE EQUALS $6, SUBJECT TO $10 PER MONTH MAXIMUM.

'ASSUMING CURRENT CHARGES': THIS ILLUSTRATION IS BASED UPON THE 'CURRENT CHARGES' AS DECLARED BY THE EQUITABLE LIFE ASSURANCE SOCIETY'S BOARD OF DIRECTORS, AND APPLY TO POLICIES ISSUED AS OF THE PREPARATION DATE SHOWN.

'CURRENT CHARGES' ARE NOT GUARANTEED AND MAY BE CHANGED AT THE DISCRETION OF THE BOARD OF DIRECTORS. THE CURRENT COST OF INSURANCE CHARGE IN YEAR 10 AND LATER IS REDUCED BY A PERCENTAGE OF THE UNLOANED POLICY ACCOUNT VALUE.

'BLENDED CHARGES' ARE BASED UPON A BLEND OF THE CURRENT AND THE GUARANTEED MAXIMUM MORTALITY CHARGES, ALL OTHER CURRENT CHARGES, AND THE ASSUMED HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN INDICATED.

'ASSUMING GUARANTEED CHARGES': THIS ILLUSTRATION USES THE GUARANTEED MAXIMUM MORTALITY CHARGES, ADMINISTRATIVE CHARGES, CHARGES FOR MORTALITY AND EXPENSE RISK, GUARANTEED DEATH BENEFIT CHARGE, SALES CHARGE, AND THE ASSUMED HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN. IT DOES NOT INCLUDE CHARGES FOR RIDER BENEFITS UNLESS OTHERWISE INDICATED.

'NET LOANS/REPAYM'TS/WITHDRAWALS' COLUMNS REFLECT ANY LOANS, LOAN REPAYMENTS, AND/OR PARTIAL WITHDRAWALS THAT HAVE BEEN REQUESTED.

'NET RATES OF RETURN' (SHOWN IN PARENTHESES) TAKE INTO CONSIDERATION AN ASSUMED DAILY CHARGE TO THE SEPARATE ACCOUNT EQUIVALENT TO AN ANNUAL CHARGE OF 0.66% FOR INVESTMENT ADVISORY SERVICES (MANAGEMENT FEE), 0.11% FOR OTHER ESTIMATED TRUST EXPENSES (INCLUDING 128-1 FEES, WHERE APPLICABLE). THE ACTUAL CHARGE FOR ADVISORY SERVICES VARIES WITH THE INVESTMENT FUND SELECTED, ANDCURRENTLY RANGES FROM 0.25% TO 1.15%. THE ACTUAL CHARGE FOR TRUST EXPENSES VARIES WITH THE INVESTMENT FUND SELECTED, AND CURRENTLY RANGES FROM 0.05% TO 0.65%. THE ILLUSTRATION ALSO REFLECTS THAT NO CHARGE IS CURRENTLY MADE TO SEPARATE ACCOUNT FP FOR FEDERAL INCOME TAXES.

IMPORTANT TAX INFORMATION

CERTAIN LEVELS OF PREMIUM PAYMENTS INTO ANY LIFE INSURANCE POLICY, AS WELL AS CERTAIN POLICY CHANGES, MAY CAUSE YOUR POLICY TO BE CLASSIFIED AS A'MODIFIED ENDOWMENT CONTRACT', OR MEC. A MEC CLASSIFICATION AFFECTS THE TAX STATUS OF ANY DISTRIBUTIONS TAKEN FROM THE POLICY. DISTRIBUTIONS TAKEN FROM A MEC POLICY (LOANS OR PARTIAL WITHDRAWALS) WILL FIRST BE TAXED AS ORDINARY INCOME (ON THE GAIN PORTION ONLY). IF THE POLICY OWNER IS UNDER AGE 59 1/2, A 10% PENALTY TAX WILL ALSO BE IMPOSED BY THE IRS ON THE TAXABLE AMOUNT RECEIVED.

BASED ON OUR UNDERSTANDING OF THE TAX LAWS, THE POLICY ILLUSTRATED HERE IS NOT A MODIFIED ENDOWMENT CONTRACT (MEC).


EV-96-36c (10/97)                                       FOR DELIVERY IN PENNSYLVANIA                     Prepared by: J.Q. Associate
Male Non-Tobacco User Preferred Age 40
  Preferred Age 40                                                                                    Initial Face Amount = $200,000
Riders: None                                                                                            Initial Death Benefit Option
Premium Mode: Annual                     The Equitable Life Assurance Society of the United States                      is A (Level)
Prepared on March 12, 2002             1290 Avenue of the Americas, New York, NY 10104 (212)554-1234                   Form # VM-450
Page x of x                                 THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL PAGES          GIA: 5.85 DC1-7.7b 02-20-02

                                                                     IL COLI(SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
[LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                           PREPARED FOR: SAMPLE CLIENT

                           ASSUMING GUARANTEED CHARGES

-------------------------------------------------------------------------------------------------------------------------------
                                  ASSUMING HYPOTHETICAL GROSS    ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS
                                  ANNUAL INVESTMENT RETURN OF    ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF
                                      0.00% (-0.77% NET)               6.00% (5.19% NET)               10.00% (9.16% NET)
                                  ----------------------------   ----------------------------    -----------------------------
 END  A               NET LOANS     NET       NET        NET       NET       NET        NET        NET        NET        NET
 OF   G   ANNUALIZED  REPAYM'TS/  POLICY   CASH SURR    DEATH    POLICY   CASH SURR    DEATH     POLICY    CASH SURR    DEATH
 YR   E    PREMIUMS   WITHDRAWLS  ACCOUNT    VALUE     BENEFIT   ACCOUNT    VALUE     BENEFIT    ACCOUNT     VALUE     BENEFIT
-------------------------------------------------------------------------------------------------------------------------------
   1 41     1,355        0            96        96     200,000      134       134     200,000       160        160     200,000
   2 42     1,355        0           691       617     200,000      791       718     200,000       861        788     200,000
   3 43     1,355        0         1,241     1,079     200,000    1,441     1,278     200,000     1,584      1,422     200,000
   4 44     1,355        0         1,743     1,475     200,000    2,078     1,809     200,000     2,325      2,057     200,000
   5 45     1,355        0         2,197     1,807     200,000    2,701     2,311     200,000     3,086      2,695     200,000
   6 46     1,355        0         2,596     2,068     200,000    3,302     2,774     200,000     3,859      3,331     200,000
   7 47     1,355        0         2,937     2,368     200,000    3,877     3,308     200,000     4,644      4,075     200,000
   8 48     1,355        0         3,217     2,607     200,000    4,421     3,811     200,000     5,438      4,828     200,000
   9 49     1,355        0         3,433     2,783     200,000    4,928     4,277     200,000     6,237      5,586     200,000
  10 50     1,355        0         3,579     2,887     200,000    5,388     4,697     200,000     7,034      6,343     200,000
  11 51     1,355        0         3,729     2,997     200,000    5,880     5,148     200,000     7,910      7,178     200,000
  12 52     1,355        0         3,792     3,185     200,000    6,308     5,700     200,000     8,775      8,168     200,000
  13 53     1,355        0         3,756     3,351     200,000    6,655     6,250     200,000     9,615      9,210     200,000
  14 54     1,355        0         3,609     3,406     200,000    6,907     6,704     200,000    10,415     10,213     200,000
  15 55     1,355        0         3,333     3,333     200,000    7,039     7,039     200,000    11,154     11,154     200,000
  16 56     1,355        0         2,917     2,917     200,000    7,033     7,033     200,000    11,816     11,816     200,000
  17 57     1,355        0         2,345     2,345     200,000    6,865     6,865     200,000    12,377     12,377     200,000
  18 58     1,355        0         1,606     1,606     200,000    6,517     6,517     200,000    12,819     12,819     200,000
  19 59     1,355        0           688       688     200,000    5,964     5,964     200,000    13,117     13,117     200,000
T 20 60     1,355        0                                        5,170     5,170     200,000    13,237     13,237     200,000
  21 61     1,355        0                                        4,097     4,097     200,000    13,137     13,137     200,000
  22 62     1,355        0                                        2,700     2,700     200,000    12,772     12,772     200,000
  23 63     1,355        0                                          917       917     200,000    12,075     12,075     200,000
T 24 64     1,355        0                                                                       10,972     10,972     200,000
  25 65     1,355        0                                                                        9,372      9,372     200,000
  26 66     1,355        0                                                                        7,175      7,175     200,000
  27 67     1,355        0                                                                        4,275      4,275     200,000
  28 68     1,355        0                                                                          540        540     200,000
T 29 69     1,355        0

  BASED ON THE ASSUMPTION OF GUARANTEED CHARGES AND A HYPOTHETICAL GROSS ANNUAL
   INVESTMENT RETURN OF 0.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 20.

  BASED ON THE ASSUMPTION OF GUARANTEED CHARGES AND A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 6.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 24.

  BASED ON THE ASSUMPTION OF GUARANTEED CHARGES AND A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 10.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 29.


     SEE THE SUPPORTING REPORTS "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF INTEREST RATES, FIGURES SHOWN, AND OTHER
   IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR
    ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT IL COLI INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
  INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
                UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.


EV-96-36c (10/97)                                       FOR DELIVERY IN PENNSYLVANIA                     Prepared by: J.Q. Associate
Male Non-Tobacco User Preferred Age 40
  Preferred Age 40                                                                                    Initial Face Amount = $200,000
Riders: None                                                                                            Initial Death Benefit Option
Premium Mode: Annual                     The Equitable Life Assurance Society of the United States                      is A (Level)
Prepared on March 12, 2002             1290 Avenue of the Americas, New York, NY 10104 (212)554-1234                   Form # VM-450
Page x of x                                 THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL PAGES          GIA: 5.85 DC1-7.7b 02-20-02

                                                                     IL COLI(SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
[LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                           PREPARED FOR: SAMPLE CLIENT

                            ASSUMING CURRENT CHARGES

-------------------------------------------------------------------------------------------------------------------------------
                                  ASSUMING HYPOTHETICAL GROSS    ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS
                                  ANNUAL INVESTMENT RETURN OF    ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF
                                     0.00% (-0.77% NET)                 6.00% (5.19% NET)                  10.00% (9.16% NET)
                                  ----------------------------   ----------------------------    -----------------------------
 END  A               NET LOANS     NET       NET        NET       NET       NET        NET        NET        NET        NET
 OF   G   ANNUALIZED  REPAYM'TS/  POLICY   CASH SURR    DEATH    POLICY   CASH SURR    DEATH     POLICY    CASH SURR    DEATH
 YR   E    PREMIUMS   WITHDRAWLS  ACCOUNT    VALUE     BENEFIT   ACCOUNT    VALUE     BENEFIT    ACCOUNT     VALUE     BENEFIT
-------------------------------------------------------------------------------------------------------------------------------
   1 41      1,355       0           406      406     200,000       455       455     200,000       488        488     200,000
   2 42      1,355       0         1,222    1,149     200,000     1,359     1,286     200,000     1,454      1,381     200,000
   3 43      1,355       0         1,841    1,679     200,000     2,113     1,950     200,000     2,308      2,145     200,000
   4 44      1,355       0         2,412    2,144     200,000     2,861     2,593     200,000     3,193      2,925     200,000
   5 45      1,355       0         2,938    2,548     200,000     3,605     3,215     200,000     4,116      3,725     200,000
   6 46      1,355       0         3,411    2,883     200,000     4,338     3,809     200,000     5,070      4,542     200,000
   7 47      1,355       0         3,829    3,260     200,000     5,054     4,484     200,000     6,057      5,488     200,000
   8 48      1,355       0         4,190    3,580     200,000     5,751     5,141     200,000     7,077      6,467     200,000
   9 49      1,355       0         4,491    3,841     200,000     6,426     5,775     200,000     8,129      7,478     200,000
  10 50      1,355       0         4,748    4,057     200,000     7,092     6,401     200,000     9,234      8,543     200,000
  11 51      1,355       0         5,039    4,307     200,000     7,832     7,100     200,000    10,481      9,749     200,000
  12 52      1,355       0         5,284    4,677     200,000     8,567     7,960     200,000    11,799     11,192     200,000
  13 53      1,355       0         5,484    5,079     200,000     9,296     8,891     200,000    13,193     12,788     200,000
  14 54      1,355       0         5,637    5,434     200,000    10,017     9,814     200,000    14,670     14,467     200,000
  15 55      1,355       0         5,741    5,741     200,000    10,728    10,728     200,000    16,236     16,236     200,000
  16 56      1,355       0         5,759    5,759     200,000    11,392    11,392     200,000    17,865     17,865     200,000
  17 57      1,355       0         5,670    5,670     200,000    11,986    11,986     200,000    19,542     19,542     200,000
  18 58      1,355       0         5,547    5,547     200,000    12,578    12,578     200,000    21,345     21,345     200,000
  19 59      1,355       0         5,384    5,384     200,000    13,162    13,162     200,000    23,279     23,279     200,000
  20 60      1,355       0         5,201    5,201     200,000    13,760    13,760     200,000    25,382     25,382     200,000
  21 61      1,355       0         5,008    5,008     200,000    14,385    14,385     200,000    27,686     27,686     200,000
  22 62      1,355       0         4,688    4,688     200,000    14,929    14,929     200,000    30,115     30,115     200,000
  23 63      1,355       0         4,226    4,226     200,000    15,377    15,377     200,000    32,682     32,682     200,000
  24 64      1,355       0         3,601    3,601     200,000    15,705    15,705     200,000    35,389     35,389     200,000
  25 65      1,355       0         2,790    2,790     200,000    15,881    15,881     200,000    38,227     38,227     200,000
  26 66      1,355       0         1,769    1,769     200,000    15,867    15,867     200,000    41,178     41,178     200,000
  27 67      1,355       0           500      500     200,000    15,619    15,619     200,000    44,232     44,232     200,000
T 28 68      1,355       0                                       15,091    15,091     200,000    47,383     47,383     200,000
  29 69      1,355       0                                       14,232    14,232     200,000    50,625     50,625     200,000
  30 70      1,355       0                                       12,979    12,979     200,000    53,947     53,947     200,000

   BASED ON THE ASSUMPTION OF CURRENT CHARGES AND A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 0.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 28.

   BASED ON THE ASSUMPTION OF CURRENT CHARGES AND A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 6.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 35.

    THIS IS NOT AN ILLUSTRATION OF ACTUAL PERFORMANCE. VALUES SHOWN ARE NOT
     GUARANTEED. THIS PAGE MUST BE ACCOMPANIED BY AN ILLUSTRATION OF POLICY PERFORMANCE ASSUMING GUARANTEED CHARGES AND A HYPOTHETICAL GROSS ANNUAL
                          INVESTMENT RETURN OF 0.00%.

     SEE THE SUPPORTING REPORTS "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF INTEREST RATES, FIGURES SHOWN, AND OTHER
   IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR
    ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT IL COLI INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
  INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
                UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.

EV-96-36c (10/97)                                       FOR DELIVERY IN PENNSYLVANIA                     Prepared by: J.Q. Associate
Male Non-Tobacco User Preferred Age 40
  Preferred Age 40                                                                                    Initial Face Amount = $200,000
Riders: None                                                                                            Initial Death Benefit Option
Premium Mode: Annual                     The Equitable Life Assurance Society of the United States                      is A (Level)
Prepared on March 12, 2002             1290 Avenue of the Americas, New York, NY 10104 (212)554-1234                   Form # VM-450
Page x of x                                 THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL PAGES          GIA: 5.85 DC1-7.7b 02-20-02

                                                                     IL COLI(SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
[LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                           PREPARED FOR: SAMPLE CLIENT

                            ASSUMING CURRENT CHARGES

-------------------------------------------------------------------------------------------------------------------------------
                                  ASSUMING HYPOTHETICAL GROSS    ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS
                                  ANNUAL INVESTMENT RETURN OF    ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF
                                    0.00% (-0.77% NET)                 6.00% (5.19% NET)                  10.00% (9.16% NET)
                                  ----------------------------   ----------------------------    -----------------------------
 END  A               NET LOANS     NET       NET        NET       NET       NET        NET        NET        NET        NET
 OF   G   ANNUALIZED  REPAYM'TS/  POLICY   CASH SURR    DEATH    POLICY   CASH SURR    DEATH     POLICY    CASH SURR    DEATH
 YR   E    PREMIUMS   WITHDRAWLS  ACCOUNT    VALUE     BENEFIT   ACCOUNT    VALUE     BENEFIT    ACCOUNT     VALUE     BENEFIT
-------------------------------------------------------------------------------------------------------------------------------
  31  71    1,355        0                                       11,296    11,296     200,000     57,368     57,368    200,000
  32  72    1,355        0                                        9,101     9,101     200,000     60,879     60,879    200,000
  33  73    1,355        0                                        6,257     6,257     200,000     64,437     64,437    200,000
  34  74    1,355        0                                        2,691     2,691     200,000     68,060     68,060    200,000
T 35  75    1,355        0                                                                        71,741     71,741    200,000
  36  76    1,355        0                                                                        75,428     75,428    200,000
  37  77    1,355        0                                                                        79,108     79,108    200,000
  38  78    1,355        0                                                                        82,761     82,761    200,000
  39  79    1,355        0                                                                        86,363     86,363    200,000
  40  80    1,355        0                                                                        89,890     89,890    200,000
  41  81    1,355        0                                                                        93,310     93,310    200,000
  42  82    1,355        0                                                                        96,613     96,613    200,000
  43  83    1,355        0                                                                        99,764     99,764    200,000
  44  84    1,355        0                                                                       102,729    102,729    200,000
  45  85    1,355        0                                                                       105,468    105,468    200,000
  46  86    1,355        0                                                                       108,276    108,276    200,000
  47  87    1,355        0                                                                       110,847    110,847    200,000
  48  88    1,355        0                                                                       113,141    113,141    200,000
  49  89    1,355        0                                                                       115,111    115,111    200,000
  50  90    1,355        0                                                                       116,698    116,698    200,000
  51  91    1,355        0                                                                       117,823    117,823    200,000
  52  92    1,355        0                                                                       118,394    118,394    200,000
  53  93    1,355        0                                                                       118,273    118,273    200,000
  54  94    1,355        0                                                                       117,267    117,267    200,000
  55  95    1,355        0                                                                       115,110    115,110    200,000
  56  96    1,355        0                                                                       111,422    111,422    200,000
  57  97    1,355        0                                                                       105,668    105,668    200,000
  58  98    1,355        0                                                                        97,078     97,078    200,000
  59  99    1,355        0                                                                        84,547     84,547    200,000
  60 100    1,355        0                                                                           535        535    200,000

   BASED ON THE ASSUMPTION OF CURRENT CHARGES AND A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 0.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 28.

   BASED ON THE ASSUMPTION OF CURRENT CHARGES AND A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 6.00%, THE POLICY TERMINATES WITHOUT VALUE IN YEAR 35.

    THIS IS NOT AN ILLUSTRATION OF ACTUAL PERFORMANCE. VALUES SHOWN ARE NOT
     GUARANTEED. THIS PAGE MUST BE ACCOMPANIED BY AN ILLUSTRATION OF POLICY PERFORMANCE ASSUMING GUARANTEED CHARGES AND A HYPOTHETICAL GROSS ANNUAL
                          INVESTMENT RETURN OF 0.00%.

     SEE THE SUPPORTING REPORTS "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF INTEREST RATES, FIGURES SHOWN, AND OTHER
   IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR
    ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT IL COLI INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
  INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED
                UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.

EV-96-36c (10/97)                                       FOR DELIVERY IN PENNSYLVANIA                     Prepared by: J.Q. Associate
Male Non-Tobacco User Preferred Age 40
  Preferred Age 40                                                                                    Initial Face Amount = $200,000
Riders: None                                                                                            Initial Death Benefit Option
Premium Mode: Annual                     The Equitable Life Assurance Society of the United States                      is A (Level)
Prepared on March 12, 2002             1290 Avenue of the Americas, New York, NY 10104 (212)554-1234                   Form # VM-450
Page x of x                                 THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL PAGES          GIA: 5.85 DC1-7.7b 02-20-02

                                                                     IL COLI(SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
[LOGO] EQUITABLE


                            APPLICABLE FOOTNOTES PAGE

                           PREPARED FOR: SAMPLE CLIENT

                      FOOTNOTES ARE ILLUSTRATED IN ORDER OF
                  OCCURRENCE FOR EACH YEAR THEY ARE APPLICABLE:
                  ---------------------------------------------


  ASSUMING CURRENT CHARGES                          ASSUMING GUARANTEED CHARGES
  ========================                          ===========================
  Year 28 - Footnote(s): T.                         Year 20 - Footnote(s): T.
  Year 35 - Footnote(s): T.                         Year 24 - Footnote(s): T.
                                                    Year 29 - Footnote(s): T.


EXPLANATION OF FOOTNOTES USED IN THIS ILLUSTRATION:
--------------------------------------------------

T BASED ON THE ASSUMPTIONS OF THIS ILLUSTRATION, THE POLICY TERMINATES WITHOUT VALUE. ADVERSE TAX CONSEQUENCES COULD OCCUR IF A POLICY WITH LOANS IS SURRENDERED OR PERMITTED TO TERMINATE.


A POLICY MAY TERMINATE DUE TO INSUFFICIENT PREMIUMS AND/OR POOR INVESTMENT PERFORMANCE. EXCESSIVE LOANS OR WITHDRAWALS MAY CAUSE A POLICY TO LAPSE DUE TO INSUFFICIENT CASH SURRENDER VALUE. THIS POLICY PROVIDES A DEATH BENEFIT GUARANTEE UNDER CERTAIN CONDITIONS: SEE PAGE 1, 'DBG PROVISION', FOR MORE INFORMATION.


NOTES FOR HISTORICAL PERFORMANCE REPORTS:

THE ILLUSTRATED VALUES ARE BASED ON THE NET RATES OF RETURN FOR CERTAIN FUNDS) FOR ANNUAL PERIODS COMMENCING ON THE LAST BUSINESS DAY OF THE YEAR AND ENDING ON THE LAST BUSINESS DAY OF THE NEXT YEAR. THESE HISTORICAL RATES OF RETURN ARE NO GUARANTEE OF FUTURE RESULTS ALTHOUGH IL COLI WAS NOT AVAILABLE UNTIL 1995, THE NET CASH SURRENDER VALUE ON THIS REPORT HAS BEEN ADJUSTED TO REFLECT THE CURRENT CHARGES AND DEDUCTIONS UNDER IL COLI AND SEPARATE ACCOUNT FP AS DESCRIBED ON PAGE 1 OF THIS ILLUSTRATION.

THE IRR (INTERNAL RATE OF RETURN) ON THE NET DEATH BENEFIT AND NET CASH SURRENDER VALUE IS THE RATE AT WHICH THE ANNUALIZED ILLUSTRATED OUTLAYS UP TO THAT YEAR MUST BE COMPOUNDED EACH AND EVERY YEAR TO GENERATE THE INDICATED NET DEATH BENEFIT OR NET CASH SURRENDER VALUE. ANNUALIZED ILLUSTRATED OUTLAYS CONSIST OF PREMIUMS PLUS LOAN REPAYMENTS, MINUS PARTIAL WITHDRAWALS, LOANS AND GUIDELINE PREMIUM FORCEOUTS

HISTORICAL PERFORMANCE REPORTS ARE AVAILABLE FOR CERTAIN FUNDS WITH FIVE OR MORE YEARS OF EXPERIENCE. FOR ADDITIONAL INFORMATION REGARDING HISTORICAL PERFORMANCE PLEASE REFER TO THE PROSPECTUS AND THE TRUST PROSPECTUS, WHICH IS ATTACHED THERETO.


IL COLI is issued by The Equitable Life Assurance Society of the United States (Equitable) and is distributed by AXA Advisors, LLC, New York, NY,10104, (212) 314-4600. The Equitable Life Assurance Society of the United States (Equitable), is an indirect subsidiary of AXA Financial,Inc. AXA Financial, Inc. is a subsidiary of AXA, an insurance holding company. Neither AXA nor AXA Financial, Inc. has responsibility for the insurance obligations of Equitable. IL COLI is a Service Mark of The Equitable Life Assurance Society of the United States (Equitable). IL COLI is policy form 95-300 in most jurisdictions.

DELIVERY IN PA          MINIMUM INITIAL PREMIUM:           $235.00      INITIAL GUIDELINE SINGLE:             $36,704.40
RESIDENT OF PA          PLANNED ANNUAL PREMIUM:          $2,298.00      INITIAL GUIDELINE ANNUAL:              $3,196.79
                        TARGET PREMIUM:                  $2,298.00      INITIAL 7-PAY PREMIUM:                 $8,800.00
                                                                        INITIAL DEATH BENEFIT GUARANTEE PREM:  $2,298.00

EV-96-36c (10/97)                                       FOR DELIVERY IN PENNSYLVANIA                     Prepared by: J.Q. Associate
Male Non-Tobacco User Preferred Age 40
  Preferred Age 40                                                                                    Initial Face Amount = $200,000
Riders: None                                                                                            Initial Death Benefit Option
Premium Mode: Annual                     The Equitable Life Assurance Society of the United States                      is A (Level)
Prepared on March 12, 2002             1290 Avenue of the Americas, New York, NY 10104 (212)554-1234                   Form # VM-450
Page x of x                                 THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL PAGES          GIA: 5.85 DC1-7.7b 02-20-02